UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2006

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 27, 2006, in connection with the on-going cost reduction efforts of its Metals business and after carefully reviewing potential actions, Olin Corporation (the “Company”), decided to close its New Haven Copper Company facility in Seymour, CT (“Seymour facility”) and consolidate some of those production activities into other Olin locations. The Company currently expects to complete the closing of the Seymour facility during the second quarter of 2007 and currently estimates the expenses associated with the closure to be $4.5 million, of which $1.8 million will be cash expenditures. The Company based its decision on management’s evaluation, in connection with its cost reduction efforts, of the size, location and capability of the Company’s facilities in light of anticipated business needs.

The Company expects to record a one-time pretax restructuring charge of $3.7 million in the fourth quarter of 2006. The impact of this restructuring charge will be offset by a last-in, first-out (LIFO) inventory liquidation gain of approximately $10 million that will be realized related to the closure of the Seymour facility. The Company believes this action will generate annual cost savings of approximately $2 million and the implementation of this action will be cash positive. These forecasts may change as the closure and related actions are completed.

The Company currently estimates that the restructuring charge related to the closing of the Seymour facility will consist of:

Description	Amount (in millions)
Write-off of equipment and facilities	$2.4
Facility exit costs	0.7
Employee related costs	1.1
Other	0.3
Total	$4.5

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the closure of the Seymour facility and the expected amounts of charges and annual savings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the Company’s ability to negotiate with labor unions and close facilities in a timely manner; changes in the Company’s business requirements; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General Counsel and Secretary

Date: December 1, 2006